UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2024

Alphatec Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1950 Camino Vida Roble
Carlsbad, California		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 760 431-9286

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	ATEC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 29, 2024 (the “Amendment Date”), Alphatec Holdings, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to its Credit, Security and Guaranty Agreement, dated as of January 6, 2023, by and among the Company, as borrower, its wholly owned subsidiaries, Alphatec Spine, Inc. and SafeOp Surgical, Inc., as guarantors, Wilmington Trust, National Association, as administrative agent and collateral agent (in such capacities, the “Agent”), and the lenders party thereto, including Braidwell Transaction Holdings LLC – Series 1, BPCR Limited Partnership, and BioPharma Credit Investments V (Master) LP (the “Existing Term Loan Agreement,” and as amended by the Amendment, the “Amended Term Loan Agreement”), as described in more detail below.

The Amendment provides for, among other things, (i) an additional tranche of term loans in the aggregate principal amount of $50.0 million (the “Additional Loans”), which was funded in its entirety on the Amendment Date and (ii) a reset of the repayment fee schedule, which provides that the Company may pay all or a portion of the outstanding principal and accrued unpaid interest under the Amended Term Loan Agreement at any time upon prior notice, subject to a repayment fee schedule of, depending on when the repayment is made, 3.00% of the principal amount of any such repayment during the first 12 months after the Amendment Date, 2.00% of the principal amount of any such repayment during months 13 through 24 after the Amendment Date, and 1.00% of the principal amount of any such repayment thereafter but prior to the maturity date.

Proceeds from the Additional Loans (a) were used to (i) prepay a portion of the Company’s outstanding obligations under that certain Credit, Security and Guaranty Agreement (as amended to date), by and among the Company, the other credit parties from time to time party thereto, the lenders from time to time party thereto, and MidCap Funding IV Trust, as administrative agent and (ii) pay transaction fees incurred in connection with the Amendment, and (b) will be used for working capital needs and general corporate purposes of the Company and its subsidiaries.

The above description of the Amendment is a summary and is not complete. A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified in its entirety by reference to the terms of the Amendment, which is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

On October 30, 2024, the Company issued a press release announcing its financial results for its period ended September 30, 2024. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in Item 2.02 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1*†

Amendment No. 1 to Credit, Security and Guaranty Agreement, dated as of October 29, 2024, by and among the Company, Alphatec Spine, Inc. and SafeOp Surgical Inc., as guarantors, Wilmington Trust, National Association, as administrative agent and collateral agent, and the lenders party thereto

99.1	Press Release of Alphatec Holdings, Inc., dated October 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of this exhibit (indicated by asterisks) have been omitted in accordance with Item 601(b)(10) of Regulation S-K under the Securities Act because they are both not material and are the type that the registrant treats as private or confidential. The registrant undertakes to furnish an unredacted copy of the exhibit to the U.S. Securities and Exchange Commission upon its request.

† Portions of this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K under the Securities Act. The registrant undertakes to furnish a copy of all omitted schedules and exhibits to the U.S. Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Alphatec Holdings, Inc.

Date:	October 30, 2024	By:	/s/ J. Todd Koning
J. Todd Koning Executive Vice President and Chief Financial Officer